CONVERSION AGREEMENT

THIS CONVERSION AGREEMENT (this “Agreement”) is executed as of April __, 2018 (the “Effective Date”) by and between LANS HOLDINGS, INC., a Nevada corporation (“LAHO”) and Execucorp Consulting LLC a company formed under the Commonwealth of Saint Christopher and Nevis (“EXCR”).

WHEREAS, LAHO and EXCR desire to convert the EXCR Preferred Stock (as defined below) into sixty-eight (68) shares of newly created Series C Preferred Stock, as set forth below; and

NOW THEREFORE, in exchange for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, LAHO and EXCR agree as follows:

1.                  Conversion. As of the Effective Date, EXCR hereby elects to exchange his seventy-six thousand (76,000) shares of Series A Preferred Stock (the “EXCR Preferred Stock”) into sixty-eight (68) shares of newly created Series C Preferred Stock (the “NEW Preferred Stock”), which has the features contained in the Certificate of Designation, in the form and substance to that attached hereto as Exhibit “A.” LAHO accepts the conversion of the EXCR Preferred Stock for the NEW Preferred Stock.

2.                  Representations, Warranties and Covenants.

a.                   LAHO hereby makes the following representations, warranties and covenants in favor of EXCR:

i.                        Authority. LAHO has full power and authority to enter into this Agreement, and this Agreement, when executed and delivered, will constitute a valid and legally binding obligation of EXCR.

ii.                        Authorized Warrant. There are sufficient authorized shares of common stock of LAHO to satisfy the exercise of the Warrant, and the Warrant has been duly authorized by the board of directors of LAHO.

b.                  EXCR hereby makes the following representations, warranties and covenants in favor of LAHO:

i.                        Title to the EXCR Preferred Stock. EXCR is the owner of record of the EXCR Preferred Stock and owns such free and clear of all liens, claims and encumbrances. EXCR has not transferred the EXCR Preferred Stock to any other party.

ii.                        Authority. EXCR has full power and authority to enter into this Agreement, and this Agreement, when executed and delivered, will constitute a valid and legally binding obligation of EXCR.

iii.                        Purchase Entirely for Own Account. EXCR hereby confirms that the Warrant to be exchanged for the EXCR Preferred Stock and any securities issuable upon exercise thereof (the Warrant and securities issuable upon conversion thereof being, collectively, the "Securities") are being and will be acquired for investment for EXCR’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof, and that neither EXCR nor any of its officers, members, managers or representatives with the authority, responsibility or power to make a decision with regard to the purchase or sale of the Securities or any portion thereof (collectively, such “EXCR Representatives”) has any present intention of selling, granting any participation in or otherwise distributing the same. EXCR and EXCR Representatives are familiar with the phrase “acquired for investment and not with a view to distribution” as it relates to the Securities Act of 1933, as amended (the “Securities Act”) and state securities laws and the special meaning given to such term by the Securities and Exchange Commission (the “SEC”). By executing this Agreement, EXCR further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

iv.                        Receipt of Information. EXCR and EXCR Representatives have received all the information they consider necessary or appropriate for deciding whether to purchase the Securities. EXCR further represents that it and EXCR Representatives have had an opportunity to ask questions and receive answers from LAHO regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of LAHO and to obtain additional information necessary to verify the accuracy of any information furnished to EXCR or EXCR Representatives or to which EXCR or EXCR Representatives had access. Neither EXCR nor any EXCR Representative has received, or is relying upon, any representations, written or oral, from LAHO, or its officers, directors, employees, attorneys or agents. EXCR further represents and affirms that none of the following information has ever been represented, guaranteed or warranted to EXCR or any of its officers, members, managers or representatives, expressly or by implication, by any person: (1) the approximate or exact length of time that EXCR will be required to remain a shareholder of LAHO, (2) the percentage of profit and/or amount of or type of consideration, profit or loss to be realized, if any, as a result of an investment in LAHO; or (3) the possibility that the past performance or experience on the part of LAHO or any affiliate, officer, director, employee or agent of LAHO, might in any way indicate or predict the results of ownership of the Securities or the potential success of LAHO’s operations.

v.                        Investment Experience. EXCR represents that it and EXCR Representatives are experienced in evaluating and investment in private placement transactions of securities of companies in a similar stage of development as LAHO and acknowledges that EXCR can bear the economic risk of EXCR’s investment and that EXCR Representatives have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the investment in the Securities.

vi.                        Accredited Investor. EXCR is an Accredited Investor, as such term is defined in Regulation D promulgated under the Securities Act.

vii.                        Restricted Securities. EXCR and each of EXCR Representatives understands that neither the Securities nor any portion thereof may be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Securities or an available exemption from registration under the Securities Act, the Securities must be held indefinitely..

viii.                        Legends. To the extent applicable, each certificate or other document evidencing any of the Securities shall be endorsed with the legends substantially in the form set forth below:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR UNLESS LANS HOLDINGS, INC. (THE "COMPANY") HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

3.                  Governing Law. The validity, construction and interpretation of this Agreement shall be governed by the laws of the State of Nevada. Any dispute arising from or related to this Agreement shall be litigated in the state or federal courts sitting in Clark County, Nevada. The prevailing party shall be entitled to recover the actual attorneys’ fees and costs incurred in connection with that litigation.

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4.                  Further Actions. The parties agree to take such further action and execute such additional documents as may be necessary to implement the terms and conditions of this Agreement.

5.                  No Oral Modifications. No supplement, modification, waiver, or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

6.                  Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties, their representatives, heirs, estates, parent and subsidiary entities, members, managers, shareholders, principals, affiliates, successors, officers, directors, partners, administrators, trustees, receivers, agents, employees, executors, assigns, and all other persons and entities that could in any way have legal responsibility for, or claim any rights through, any of them.

7.                  Authority. Each of the parties represents and warrants to all the other parties that the person signing this document on its behalf is duly authorized to execute this Agreement on its behalf.

8.                  Severability. If any term of provision of this Agreement or any application thereof shall be held invalid or unenforceable, the remainder of this Agreement and any other application of such term or provision shall not be affected thereby.

9.                  Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and may not be changed or modified except by an agreement in writing signed by the parties hereto.

10.              Interpretation. All provisions of this Agreement shall be interpreted according to their fair meaning and shall not be strictly construed against any party.

11.              Counterparts; Facsimile Signature. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which, taken together, shall constitute one agreement. An original signature or copy thereof transmitted by facsimile shall constitute an original signature for purposes of this Agreement.

Lans Holdings, Inc. /s/ Trevor Allen By: Trevor Allen, CEO	Execucorp Consulting LLC /s/ Rob Harris By Rob Harris, President

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